As filed with the Securities and Exchange Commission on January 2, 2009
Registration No. 333-154879
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 Under The Securities Act of 1933 WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	6712	41-0449260
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

420 Montgomery Street
San Francisco, California 94163
866-878-5865
(Address, including zip code, and telephone number,
including area code. of registrant’s principal executive offices)

Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan; A.G. Edwards, Inc. 1988 Incentive Stock Plan; Wachovia Corporation 1998 Stock Incentive Plan; Wachovia Corporation Stock Plan; Wachovia Corporation 2001 Stock Incentive Plan; Wachovia Employee Stock Retention Plan; Golden West Financial Corporation Amended and Restated 1996 Stock Option Plan; Westcorp 2001 Stock Option Plan; Republic Security Financial Corporation 1997 Performance Incentive Plan; SouthTrust Corporation Long-Term Incentive Plan; SouthTrust Corporation 2004 Long-Term Incentive Plan; EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan; EVEREN Capital Corporation 1995 Non-Employee Directors Plan; Wachovia Savings Plan;
A.G. Edwards, Inc. Retirement and Profit Sharing Plan

(Full title of plans) James M. Strother Executive Vice President and General Counsel Wells Fargo & Company 420 Montgomery Street San Francisco, California 94163 415-396-1793
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Robert J. Kaukol
Wells Fargo & Company
MAC C7300-126
1740 Broadway
Denver, Colorado 80274
303-863-2731

     This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Registrant’s common stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of common stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such common stock. Pursuant to Rule 416(c) under the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 also covers an indeterminate amount of interests that may be offered or sold pursuant to the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing Plan.

EXPLANATORY NOTE

     Wells Fargo & Company, a Delaware corporation (“Wells Fargo” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-154879 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”). The Form S-4, as amended by this Post-Effective Amendment No. 1 on Form S-8, is referred to as the “Registration Statement.” Wells Fargo filed the Form S-4 in connection with the merger (the “Merger”) of Wachovia Corporation, a North Carolina corporation (“Wachovia”), with and into Wells Fargo on December 31, 2008. This Post-Effective Amendment No. 1 covers shares of the Registrant’s common stock originally registered on its Registration Statement on the Form S-4 that may be issued pursuant to the plans identified above following the Merger.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant (File No. 001-02979) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2007, including information specifically incorporated by reference into the Form
10-K from the Registrant’s 2007 Annual Report to Stockholders and the Registrant’s definitive Notice and Proxy Statement for the Registrant’s
2008 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K or 8-K/A filed January 16, 2008, January 24, 2008, January 31, 2008, March 7, 2008, March 12, 2008, March 18, 2008,
April 16, 2008, April 23, 2008, May 5, 2008, May 6, 2008, May 19, 2008, May 28, 2008, June 6, 2008, June 13, 2008, July 16, 2008, August 19, 2008,
August 26, 2008, August 28, 2008, September 8, 2008, September 10, 2008, September 15, 2008, September 29, 2008, October 3, 2008, October 9, 2008,
October 15, 2008, October 30, 2008, October 30, 2008 (as amended on Form 8-K/A filed November 21, 2008), November 5, 2008, November 6, 2008,
November 13, 2008, November 21, 2008, December 10, 2008, December 11, 2008, December 23, 2008, December 30, 2008, and January 2, 2009
(other than the portions of those documents not deemed to be filed); and

•	the description of the Registrant’s common stock contained in Exhibit 99(e) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Exhibit Index.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of
1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 2, 2009.

                                                                                                                                                          WELLS FARGO & COMPANY

                                                                                                                                                            By:   /s/  John G. Stumpf
                                                                                                                                                            Name:     John G. Stumpf
                                                                                                                                                            Title:       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed on January 2, 2009, by the following persons in the capacities indicated:

President and Chief Executive Officer
/S/ JOHN G. STUMPF	(Principal Executive Officer)
John G. Stumpf
Senior Executive Vice President and
Chief Financial Officer
/S/ HOWARD I. ATKINS	(Principal Financial Officer)
Howard I. Atkins
Executive Vice President and Controller
/S/ RICHARD D. LEVY	(Principal Accounting Officer)
Richard D. Levy
John S. Chen*	Lloyd H. Dean*
Susan E. Engel*	Enrique Hernandez, Jr.*
Robert L. Joss*	Richard M. Kovacevich*
Richard D. McCormick*	Cynthia H. Milligan*
Nicholas G. Moore*	Philip J. Quigley*
Donald B. Rice*	Judith M. Runstad*
Stephen W. Sanger*	John G. Stumpf*
Susan G. Swenson*	Michael W. Wright*

* John G. Stumpf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

/s/ John G. Stumpf
John G. Stumpf
Attorney-in-Fact

Plans. Pursuant to the requirements of the Securities Act of 1933, the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing Plan have duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 2, 2009.

                                                                                                      WELLS FARGO & COMPANY, as plan sponsor

                                                                                                      By:       /s/ John G. Stumpf
                                                                                                                 John G. Stumpf
                                                                                                                 President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Robert J. Kaukol as to the legality of the shares to be issued.
23.1	Consent of Robert J. Kaukol (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, San Francisco, California.
23.3	Consent of KPMG LLP, Charlotte, North Carolina.
24	Power of Attorney.*

*       Previously filed with Registration Statement No. 333-154879, on October 31, 2008.

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